SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report: (Date of earliest event reported) April 14, 1999



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                        1-3247                 16-0393470
(State or other jurisdiction    (Commission            (I.R.S. Employer
of incorporation)                                   File Number)
Identification No.)



One Riverfront Plaza, Corning, New York                14831
(Address of principal executive offices)               (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.


Item 7.   Financial Statements.


Exhibits:

The Registrant's press release of April 14, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        CORNING INCORPORATED
                                        Registrant



Date:  April 14, 1999                   By /s/ KATHERINE A. ASBECK
                                               Katherine A. Asbeck
                                               Vice President and Controller

FOR IMMEDIATE RELEASE                Media Contact:
   April 14, 1999                    Robert W. DeMallie
                                     (607) 974-8778
                                     demallierw@corning.com

                                     Investor Relations Contact:
                                     Katherine M. Dietz
                                     (607) 974-8217
                                     dietzkm@corning.com



                 CORNING RETURNS TO DOUBLE DIGIT EARNINGS GROWTH

     CORNING, N.Y., April 14, 1999 - Corning Incorporated (NYSE:GLW) reported today that demand for its LEAF -Registered Trademark- brand optical fiber, the most successful new optical fiber in the company's history, helped lift 1999 first quarter earnings to $0.36 per share, an increase of 33 percent compared with earnings of $0.27 per share from the same operations in 1998.  Net income for the first quarter of 1999 totaled $86.5 million, an increase of 39 percent compared with $62.1 million for the same operations in 1998.

     First quarter sales were $892 million, compared to 1998 first quarter sales of $795 million, an increase of 12 percent.  This sales growth was driven by gains in the optical fiber and cable and photonic technologies businesses.  First quarter 1998 sales and income were adversely impacted by economic downturns in Asian markets.

     Corning's Chairman and Chief Executive Officer Roger G. Ackerman said,

"While LEAF fiber was clearly the main driver for the quarter's improved results, increased sales of new catalytic converter substrates and flat panel display glass used by computer manufacturers also contributed to the strong performance.  These growth engines illustrate the value of our balanced portfolio."



                                     (more)

     Sales of materials to the semiconductor industry remained soft due to the worldwide slump in the construction of new manufacturing plants for integrated circuits.

     Equity earnings fell 21 percent primarily due to Samsung-Corning Company

Ltd., a Korean manufacturer of glass panels and funnels for television and display monitors, which had an exceptionally strong first quarter in 1998 due in part to favorable exchange rates.

     Ackerman also said that, "The favorable trends in many of our growth businesses lead us to anticipate that we will achieve our long-term goal of

15 percent earnings growth for the remainder of the year.  At the same time,

we will continue to invest in new products and facilities for our future."

     Established in 1851, Corning Incorporated creates leading-edge technologies for the fastest-growing markets of the world's economy.  Corning manufactures optical fiber, cable and photonic components for the telecommunications industry; and high-performance displays and components for television and other communications-related industries.  The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets.  Corning's total revenues in 1998 were $3.5 billion.  More information on the company is available at

http://www.corning.com, Corning's website.

                                      -30-




Forward-Looking and Cautionary Statements

Except for historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the company's filing with the Securities and Exchange Commission.

Corning Incorporated and Subsidiary Companies
Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

                                        Three Months Ended March 31,
                                        ----------------------------
                                           1999           1998
                                           ----           ----
Revenues
 Net sales                                $892.2         $794.8
 Royalty, interest and dividend income       9.9            9.1
                                          ------         ------
                                           902.1          803.9

Deductions
 Cost of sales                             548.3          514.7
 Selling, general and administrative
   expenses                                136.8          112.9
 Research, development and engineering
   expenses                                 79.6           67.1
 Interest expense                           16.3           17.6
 Other, net                                  9.9           27.1
                                          ------         ------

Income from continuing operations before
  taxes on income                          111.2           64.5
Taxes on income from continuing
  operations                                33.9           21.0
                                          ------         ------

Income from continuing operations before
  minority interest and equity earnings     77.3           43.5
Minority interest in earnings of
  subsidiaries                             (10.1)          (5.5)
Dividends on convertible preferred
 securities of subsidiary                   (2.3)          (3.4)
Equity in earnings of associated
  companies                                 21.6           27.5
                                          ------         ------

Income from continuing operations           86.5           62.1
Loss from discontinued operations, net
  of taxes                                                 (0.6)
                                          ------         ------

Net Income                                $ 86.5         $ 61.5
                                          ======         ======

Basic Earnings Per Share
 Continuing operations                    $ 0.37         $ 0.27
 Discontinued operations
                                          ------         ------
Net Income                                $ 0.37         $ 0.27
                                          ======         ======

Diluted Earnings Per Share
 Continuing operations                    $ 0.36         $ 0.27
 Discontinued operations                                  (0.01)
                                          ------         ------
Net Income                                $ 0.36         $ 0.26
                                          ======         ======

Dividends Declared                        $ 0.18         $ 0.18
                                          ======         ======

Shares used in computing earnings per share
 Basic earnings per share                  233.8          229.6
 Diluted earnings per share                245.2          232.6

The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Condensed Consolidated Balance Sheets
(Unaudited; in millions)

                                      March 31, 1999  Dec. 31, 1998
                                      --------------  -------------
        Assets

Current Assets
  Cash and short-term investments        $  151.9       $   45.4
  Accounts receivable, net                  592.3          636.0
  Inventories                               514.0          458.7
  Deferred taxes on income and
     other current assets                   180.2          170.2
                                         --------       --------
       Total current assets               1,438.4        1,310.3

Investments                                 377.5          366.2

Plant and equipment, net                  2,729.4        2,684.9

Goodwill and other intangible
  assets, net                               309.0          309.7

Other assets                                312.1          310.8
                                         --------       --------
Total Assets                             $5,166.4       $4,981.9
                                         ========       ========

Liabilities and Shareholders' Equity

Current Liabilities
  Loans payable                          $  143.9       $  204.6
  Accounts payable                          250.5          291.7
  Other accrued liabilities                 524.2          578.4
                                         --------       --------
       Total current liabilities            918.6        1,074.7

Other liabilities                           683.1          674.1
Loans payable beyond one year             1,291.1          998.3
Minority interest in subsidiary
  companies                                 349.6          346.1
Convertible preferred securities of
  subsidiary                                               365.2
Convertible preferred stock                  16.0           17.9
Common shareholders' equity               1,908.0        1,505.6
                                         --------       --------

Total Liabilities and Shareholders'
  Equity                                 $5,166.4       $4,981.9
                                         ========       ========

The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Notes to Consolidated Financial Statements
Quarter 1, 1999


(1) Information about the performance of Corning's three operating segments for the first quarter of 1999 and 1998 are below. These amounts do not include revenues, expenses and equity earnings not specifically identifiable to segments.

                                          Three months ended
                                              March 31,
                                         --------------------
                                          1999          1998
                                          ----          ----
     Telecommunications
     Net sales                           $488.5        $387.2
     Income from continuing operations
       before minority interest and
       equity earnings                   $ 48.6        $ 34.9
        Minority interest in earnings
          of subsidiaries                  (4.3)         (6.9)
        Equity in earnings of
          associated companies              4.4           4.5
                                         ------        ------
     Segment net income                  $ 48.7        $ 32.5
                                         ======        ======

     Advanced Materials
     Net sales                           $252.1        $258.7
     Income from continuing operations
       before minority interest and
       equity earnings                   $ 20.0        $ 18.9
        Minority interest in earnings
          of subsidiaries                   0.1           0.2
        Equity in earnings of
          associated companies              4.1           3.2
                                         ------        ------
     Segment net income                  $ 24.2        $ 22.3
                                         ======        ======

     Information Display
     Net sales                           $145.7        $143.3
     Income from continuing operations
       before minority interest and
         equity earnings                 $  9.4        $ (9.4)
        Minority interest in earnings
          of subsidiaries                  (5.9)          1.2
        Equity in earnings of
          associated companies             12.4          16.4
                                         ------        ------
     Segment net income                  $ 15.9        $  8.2
                                         ======        ======

     Total segments
     Net sales                           $886.3        $789.2
     Income from continuing operations
       before minority interest and
         equity earnings                 $ 78.0        $ 44.4
        Minority interest in earnings
          of subsidiaries                 (10.1)         (5.5)
        Equity in earnings of
          associated companies             20.9          24.1
                                         ------        ------
     Segment net income                  $ 88.8        $ 63.0
                                         ======        ======

(2) Depreciation and amortization charged to continuing operations during the first quarters of 1999 and 1998 totaled $94.6 million and $78.9 million, respectively. These amounts include amortization of purchased intangibles totaling $5.1 million and $3.9 million in the first quarters of 1999 and 1998, respectively.

(3) Corning's effective tax rate for continuing operations was 30.5% for the first quarter of 1999 and 32.5% for the first quarter of 1998. The lower 1999 rate was due to a higher percentage of Corning's earnings resulting from consolidated entities with lower effective tax rates.

(4) During the first quarter of 1999, Corning issued $300 million of debt securities under a shelf registration agreement previously filed with the Securities and Exchange Commission. This issuance consisted of $150 million of notes with a 6.30% coupon due in 2009, and $150 million of debentures with a 6.85% coupon due in 2029. The proceeds from these borrowings will be used for the repayment of short and long-term debt, working capital, capital spending and acquisitions.

(5) During the first quarter of 1999, Corning Delaware L.P., a special purpose limited partnership in which Corning is the sole general partner, called for the redemption of all Convertible Monthly Income Preferred Securities (MIPS). The MIPS were guaranteed by Corning and convertible into Corning common stock at a rate of 1.534 shares of Corning common stock for each MIPS. As of March 31, 1999, all of the MIPS were converted into 11.5 million shares of Corning common stock. The conversion will cause Corning's reported income to increase in comparison to 1998, but will have no impact on Corning's diluted earnings per share.

(6) Dow Corning and the Committee of Tort Claimants, one of Dow Corning's Chapter 11 creditor committees, filed with the United States Bankruptcy Court (the Bankruptcy Court) a joint plan of reorganization on November 9, 1998 (the Joint Plan). After hearings held in early 1999, the Bankruptcy Court ruled in early February 1999 that the disclosure statement related to the Joint Plan was adequate to send to Dow Corning's creditors for consideration. In that ruling, the Bankruptcy Court indicated that the period for voting will extend through May 14, 1999 and hearings to confirm the Joint Plan are scheduled to begin on June 28, 1999. To become effective, the Joint Plan will require a favorable vote by many classes of creditors and final Bankruptcy Court approval after confirmation hearings. In addition, appeals of the Bankruptcy Court's confirmation order are possible. The recent developments, including the support of the Committee of Tort Claimants, tend to increase the probability that Dow Corning will successfully emerge from Chapter 11 proceedings, but the timing and the eventual outcome of these proceedings is uncertain.

(7) On March 1, 1999, Corning announced that it will acquire BICC's telecommunication cable business and the 50 percent equity interest in Optical Waveguides Australia, Pty. Ltd. it does not already own for cash consideration of approximately $135 million. The transaction is expected to be completed during the second quarter of 1999. Total sales for these businesses in 1998 approximated $400 million.




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